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                                                                    EXHIBIT 5.2

                    [Ballard Spahr Andrews & Ingersoll, LP]

                               February 1, 1999

Cabot Industrial Trust
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

                    Re: Registration Statement on Form S-3
                        ----------------------------------
Ladies and Gentlemen:

        We have served as Maryland counsel to Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 33,815,684 Common Shares of Beneficial Interest, par value $.01 per share, of the Company ("Common Shares"), issuable, together with the Preferred Share Purchase Rights (as hereinafter defined) attached thereto, to certain shareholders of the Company (the "Selling Shareholders") upon conversion of limited partnership interests ("Units") in the Operating Partnership, and covered by the above-referenced Registration Statement, and any amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As used herein, "Preferred Share Purchase Rights" means the rights to purchase one one-hundredth of a share of the Company's Series A Junior Participating Preferred Shares, issued as a dividend to the holders of Common Shares on or about July 15, 1998, the terms of which are set forth in a Rights Agreement, dated as of June 11, 1998, as amended (the "Rights Agreement"), between the Company and BankBoston, N.A., as Rights Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have
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Cabot Industrial Trust
February 1, 1999
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examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

     2. The Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of the date hereof by its Securities;

     4. Resolutions (the "Resolutions") adopted by the Board of Trustees of the Company, or a duly authorized committee thereof, relating to the issuance and sale of the Common Shares to the Selling Shareholders and the registration of the Common Shares and the Preferred Share Purchase Rights under the above Registration Statement, certified as of the date hereof by the Secretary of the Company;

     5. The Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement");

     6. A certificate of the SDAT as to the good standing of the Company dated as of a recent date;

     7. A certificate executed by Neil E. Waisnor, Secretary of the Company, as of the date hereof; and

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.


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Cabot Industrial Trust
February 1, 1999
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     2.   Each individual executing any of the Documents on behalf of a party
(other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. Any Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The outstanding shares of beneficial interest of the Company have not been and will not be transferred in violation of any restriction or limitation contained in the Declaration of Trust. The Common Shares will not be sold or transferred in violation of the provisions of Article 3 of the Declaration of Trust of the Company, entitled "Restriction on Transfer, Acquisition and Redemption of Shares," or any other restriction or limitation contained in the Declaration of Trust.

     6. The issuance of the Common Shares to the Selling Shareholders upon conversion of the Unites from time to time has been, or will be, approved by the Board of Trustees of the Company, or a duly authorized committee thereof, in accordance with Maryland law (with such approval referred to herein as the "Corporate Proceedings").

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.


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Cabot Industrial Trust
February 1, 1999
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     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon completion of all Corporate Proceedings relating to the Common Shares and the due execution, countersignature and delivery of certificates evidencing the Common Shares, the Common Shares will be (assuming that, upon issuance, the total number of Common Shares of Beneficial Interest issued and outstanding will not exceed the total number of Common Shares of Beneficial Interest that the Company is then authorized to issue under the Declaration of Trust) duly authorized and, when and if delivered upon conversion of the Units in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

     3. The Preferred Share Purchase Rights have been duly authorized and, when issued in accordance with the Resolutions and the Rights Agreement, will be validly issued.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Mayer, Brown & Platt, counsel to the Company) without, in each instance, our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are
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Cabot Industrial Trust
February 1, 1999
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within the category of persons whose consent is required by Section 7 of the
1933 Act.


                                        Very truly yours,


                                        Ballard Spahr Andrews &
                                        Ingersoll, LP